                                                Exhibit 11




                             STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                Exhibit 11

                          STATEMENT RE: COMPUTATION OF
                               PER SHARE EARNINGS




                                                     Year Ended October 31,
                                           1996           1995             1994
                              -------------------------------------------------
                                               Fully         Fully        Fully
(in thousands,except per share amount)PrimaryDilutedPrimaryDilutedPrimaryDiluted


Net income (loss).....................$4,264 $4,264 $204  $204 $(5,791) $(5,791)
                                  --------------============---------===========


Weighted average common

     shares outstanding............... 5,786  5,786 5,418   5,418  5,407  5,407


Assumed issuances under stock

     option plans (1)................ 121     121   118    164   --    --
                                --------------------------- ------- -----------

                                     5,907 5,907  5,536  5,582  5,407   5,407
                                 ==============================================

Earnings (loss) per common share....$.72   $.72   $.04   $.04   $(1.07) $(1.07)
                               -------------===================================




(1) No assumed issuances under stock option plans were made in 1994 because such issuances would have been anti-dilutive.